Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, WA 98104-7036 o: (206) 883-2500 f: (206) 883-2699

October 15, 2021

Sarcos Technology and Robotics Corporation

360 Wakara Way

Salt Lake City, Utah, 84108

Re:	Registration Statement on Form S‑1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Sarcos Technology and Robotics Corporation (f/k/a Rotor Acquisition Corp.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the (i) offer and sale of (A) 13,800,000 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), underlying certain outstanding public warrants (such warrants, the “Public Warrants” and such shares, the “Public Warrant Shares”) and (B) 6,749,468 shares of Common Stock underlying private placement warrants (such warrants, the “Private Warrants” and, together with the Public Warrants, the “Warrants”, and such shares, the “Private Warrant Shares” and together with the Public Warrant Shares, the “Warrant Shares”) and (ii) offer and resale of (A) the Private Warrants; (B) the Private Warrant Shares; and (C) up to 167,781,659 shares of Common Stock.

The securities offered pursuant to the Registration Statement include (i) an aggregate of 104,752,916 outstanding shares of Common Stock (the “Outstanding Shares”) to be sold by selling securityholders named in the Registration Statement, (ii) an aggregate of 341,485 shares of Common Stock (the “Option Shares”) issuable upon the exercise of options (the “Options”), such Option Shares to be sold by selling securityholders named in the Registration Statement, (iii) an aggregate of 1,106,384 shares of Common Stock (the “RSU Shares”) issuable in connection with the vesting and settlement of restricted stock units (the “RSUs”), such RSU Shares to be sold by selling securityholders named in the Registration Statement, (iv) an aggregate of 5,129,222 shares of Common Stock (the “RSA Shares”) issued in connection with a restricted stock award (the “RSAs”), such RSA Shares to be sold by the selling securityholders named in the Registration Statement, (v) the Public Warrant Shares issuable upon exercise of the Public Warrants at $11.50 per share (including the initial issuance of such shares upon the exercise of such Public Warrants) originally offered and sold by the Company pursuant to Registration Statement on Form S-1 (File No. 333-251521), (vi) the Private Warrant Shares issuable upon exercise of certain outstanding Private Warrants at $11.50 per share (including the initial issuance of such shares upon the exercise of such Private Warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement), (vii) an aggregate of up to 28,045,692 shares of Common Stock (the “Earnout Shares” and, together with the Outstanding Shares, the Option Shares, the RSU Shares, the RSA Shares, the Public Warrant Shares and the Private Warrant Shares, the “Shares” and the Shares, together with the Private Warrants, the “Securities”) issuable upon the achievement of

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Sarcos Technology and Robotics Corporation

October 15, 2021

certain trading price targets in accordance with the Agreement and Plan of Merger by and among the Company, Rotor Merger Sub Corp. and Sarcos Corp. dated April 5, 2021, as amended on August 28, 2021 (as amended, the “Merger Agreement”) to be sold by selling securityholders named in the Registration Statement, and (viii) the Private Warrants to be sold by the selling securityholders named in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below, including the form of Warrant Certificate, filed as Exhibit 4.2 to the Registration Statement and (ii) the agreed form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company LLC, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.3 to the Registration Statement. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company's transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Warrants constituting legally binding obligations of the Company, the laws of the State of New York.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.	With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable;

Sarcos Technology and Robotics Corporation

October 15, 2021

2.	With respect to the Private Warrants to be offered pursuant to the Registration Statement, such Warrants constitute valid and binding obligations of the Company, in accordance with their terms;

3.

With respect to the Option Shares, RSU Shares and Warrant Shares to be offered pursuant to the Registration Statement, when such Option Shares, RSU Shares and Warrant Shares are issued and, if applicable, paid for in accordance with the terms of the Options, RSUs or Warrants, such Option Shares, RSU Shares and Warrant Shares will have been validly issued, fully paid and nonassessable;

4.

With respect to the RSA Shares to be offered pursuant to the Registration Statement, such RSA Shares have been duly authorized and are validly issued, fully paid and nonassessable, subject to the expiration of the Period of Restriction in accordance with the terms of the RSAs; and

5.

With respect to the Earnout Shares to be offered pursuant to the Registration Statement, when such Earnout Shares are issued in accordance with the terms of the Merger Agreement, such Earnout Shares will have been validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

In addition, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement. For purposes of our opinion in paragraph 3, we have assumed that (i) the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock and (ii) the exercise price or strike price of each Option will not be adjusted to less than one hundred percent (100%) of the Fair Market Value (as defined in the Company’s 2015 Equity Incentive Plan, as amended) of the Common Stock subject to the Option on the date of grant.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above‑referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do

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October 15, 2021

not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation